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                                  EXHIBIT 23.1

             Consent of Independent Accountants - Coopers & Lybrand

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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Measurex Corporation on Form S-8 of our report dated December 15, 1993, on our audits of the consolidated financial statements and financial statement schedules of Measurex Corporation as of November 28, 1993 and November 29, 1992, and for each of the three fiscal years in the period ended November
28, 1993, which report is included in the Annual Report on Form 10-K.


                                  /s/ COOPERS & LYBRAND
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                                  COOPERS & LYBRAND

San Jose, California
June 16, 1993
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